     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998

                                                      REGISTRATION NO. 333-51133
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       LORAL SPACE & COMMUNICATIONS LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                      BERMUDA                                           13-3867424
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
                 OF INCORPORATION)                                  IDENTIFICATION NO.)

                         C/O LORAL SPACECOM CORPORATION
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              ERIC J. ZAHLER, ESQ.

                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                WITH COPIES TO:

               BRUCE R. KRAUS, ESQ.                                ROBERT ROSENMAN, ESQ.
             WILLKIE FARR & GALLAGHER                             CRAVATH, SWAINE & MOORE
                787 SEVENTH AVENUE                                    WORLDWIDE PLAZA
           NEW YORK, NEW YORK 10019-6099                             825 EIGHTH AVENUE
                  (212) 728-8000                                 NEW YORK, NEW YORK 10079
                                                                      (212) 474-1000

                            ------------------------

     APPROXIMATE DATE OF THE COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:   [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:   [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:   [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:   [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses payable by the Registrant in connection with this offering, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee:

SEC registration fee........................................  $169,201
NASD fee....................................................    30,500
NYSE listing fee............................................    25,650
Printing fees...............................................   250,000
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................    20,000
Miscellaneous fees and expenses.............................     4,649
                                                              --------
          Total.............................................  $700,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. The Registrant has provided in its Bye-Laws that its directors and officers will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty, other than in the case of fraud or dishonesty.

     Bermuda law and the Bye-Laws of the Registrant also permit the Registrant to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

     The Registrant intends to enter into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

     The Registrant maintains a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS.


      EXHIBIT
      NUMBER                           DESCRIPTION OF EXHIBITS
      -------                          -----------------------
          1.1    --  Underwriting Agreement (for the U.S. offering)
          1.2    --  Underwriting Agreement (for the International Offering)
          4.1*   --  Memorandum of Association
          4.2*   --  Second Amended and Restated Bye-Laws
          5***   --  Opinion of Appleby, Spurling & Kempe
          8.1*** --  Opinion of Appleby, Spurling & Kempe
          8.2*** --  Opinion of Willkie Farr & Gallagher
         10.1*** --  Purchase Agreement, dated as of May 20, 1998, between Loral and certain limited partners of Globalstar
         10.2*** --  Purchase Agreement, dated as of June 9, 1998, between Loral and Dasa Globalstar Limited Partner, Inc.
         23.1*** --  Consent of Deloitte & Touche LLP

      EXHIBIT
      NUMBER                           DESCRIPTION OF EXHIBITS
      -------                          -----------------------
         23.2*** --  Consent of Ernst & Young LLP
         23.3*** --  Consent of Price Waterhouse
         23.4*** --  Consent of Appleby, Spurling & Kempe (included in their opinion filed as Exhibit 5 and 8.1)
         23.5*** --  Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 8.2)
         24***   --  Powers of Attorney


---------------

* Incorporated by reference to Loral's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 1-14180).


*** Previously filed.


ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JUNE 23, 1998.


                                          LORAL SPACE & COMMUNICATIONS LTD.

                                          BY:                  *

                                            ------------------------------------
                                            BERNARD L. SCHWARTZ
                                            CHAIRMAN OF THE BOARD AND
                                            CHIEF EXECUTIVE OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      NAME                                        TITLE                      DATE
                      ----                                        -----                      ----

                       *                            Chairman of the Board and Chief
------------------------------------------------    Executive Officer (Principal
              Bernard L. Schwartz                   Executive Officer)                   June 23, 1998

                                                    Director
------------------------------------------------
                 Howard Gittis

                       *                            Director
------------------------------------------------
                Robert B. Hodes                                                          June 23, 1998

                       *                            Director
------------------------------------------------
                 Gershon Kekst                                                           June 23, 1998

                       *                            Director
------------------------------------------------
                Charles Lazarus                                                          June 23, 1998

                       *                            Director
------------------------------------------------
               Malvin A. Ruderman                                                        June 23, 1998

                       *                            Director
------------------------------------------------
               E. Donald Shapiro                                                         June 23, 1998

                       *                            Director
------------------------------------------------
                Arthur L. Simon                                                          June 23, 1998

                       *                            Director
------------------------------------------------
               Daniel Yankelovich                                                        June 23, 1998

                       *                            First Senior Vice President and
------------------------------------------------    Chief Financial Officer
              Michael P. DeBlasio                   (Principal Financial Officer)        June 23, 1998

                      NAME                                        TITLE                      DATE
                      ----                                        -----                      ----
                       *                            Vice President and Controller
------------------------------------------------    (Principal Accounting Officer)
                 Harvey B. Rein                                                          June 23, 1998

            * By: /s/ ERIC J. ZAHLER
   ------------------------------------------
                Attorney-In-Fact

                                 EXHIBIT INDEX




      EXHIBIT
      NUMBER                           DESCRIPTION OF EXHIBITS
      -------                          -----------------------
          1.1    --  Underwriting Agreement (for the U.S. Offering)
          1.2    --  Underwriting Agreement (for the International Offering)
          4.1*   --  Memorandum of Association
          4.2*   --  Second Amended and Restated Bye-Laws
          5***   --  Opinion of Appleby, Spurling & Kempe
          8.1*** --  Opinion of Appleby, Spurling & Kempe
          8.2*** --  Opinion of Willkie Farr & Gallagher
         10.1*** --  Purchase Agreement, dated as of May 20, 1998, between Loral and certain limited partners of Globalstar
         10.2*** --  Purchase Agreement, dated as of June 20, 1998, between Loral and Dasa Globalstar Limited Partner, Inc.
         23.1*** --  Consent of Deloitte & Touche LLP
         23.2*** --  Consent of Ernst & Young LLP
         23.3*** --  Consent of Price Waterhouse
         23.4*** --  Consent of Appleby, Spurling & Kempe (included in their opinion filed as Exhibit 5)
         23.5*** --  Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 8.2)
         24***   --  Powers of Attorney


---------------

  * Incorporated by reference to Loral's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 1-14180).


*** Previously filed.